UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2005

PalmSource, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-50402	77-0586278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Crossman Avenue, Sunnyvale CA	94089-1116
(Address of principal executive offices)	(Zip Code)

(408) 400-3000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective on February 7, 2005, PalmSource, Inc. (“PalmSource” or the “Company”) entered into a letter agreement with Patrick McVeigh, the Company’s recently appointed Senior Vice President of Worldwide Licensing and Sales, governing the terms of Mr. McVeight’s employment and compensation. Mr. McVeigh’s annual compensation will consist of fixed and variable components, including an annual base salary of $275,000 and a variable component of $137,500, 75% of which will be based on the achievement of revenue targets each quarter and 25% of which will be based on the achievement of the Company’s financial goals each quarter and at fiscal year end. Certain payouts may be accelerated for exceeding 100% of the revenue plan. In addition, Mr. McVeigh received a stock option grant to purchase 100,000 shares of the Company’s common stock, 25% of which will vest on the first anniversary of his date of hire with the balance vesting monthly thereafter. A copy of the letter agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed with this report:

99.1.    Letter Agreement by and among PalmSource, Inc. and Patrick McVeigh.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PalmSource, Inc.

Date: February 10, 2005	By:	/s/ Ira Cook
Ira Cook
Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits.
99.1	Letter Agreement by and among PalmSource, Inc. and Patrick McVeigh.